                                                                   EXHIBIT 10.15

--------------------------------------------------------------------------------
Confidential treatment has been requested for portions of this exhibit.
The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as * * * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.
--------------------------------------------------------------------------------

                              PROGRAM LICENSE AND

                        PROFESSIONAL SERVICES AGREEMENT

     This Subject Software License and Professional Services Agreement (this "Agreement") is entered, as of the Effective Date set forth below, by and between uBid, Inc. ("uBid"), a Delaware corporation, with its principal place of business at 2525 Busse Road, Elk Grove Village, Illinois 60007, U.S.A., and LibertyOne Limited ("LibertyOne"), an Australian corporation with its principal place of business at Level 2, 80 McLachlan Ave, Rushcutters Bay, NSW 2011, Australia.

1.   DEFINITIONS

     1.1.  "Documentation" means the user guides, reference manuals and other
            -------------
materials that uBid will provide for installation and use of the Subject Software and that are available as of the date of delivery of the Subject Software.

     1.1A. "Extended Territory" means * * * * *.
            ------------------

     1.2.  "Licensed Site" means the location(s) on the world wide web on which
            -------------
LibertyOne will offer online auctions and conduct an online auction business pursuant to this Agreement. The domain names need to be agreed to in advance and in writing by uBid (which shall act reasonably in giving its approval) and that can include the name "uBid".

     1.3.  "Licensed Territory" means Australia and New Zealand.
            ------------------

     1.4.  "Live Site" means the first fully functional Licensed Site, on which
            ---------
goods and services are listed by LibertyOne and on which customers may make bids and complete purchases of goods and services.

     1.5.  "Subject Software" means uBid's proprietary software, in object code
            ----------------
and source code form, relating to the online auctioning of computer, electronic, houseware, sports, jewelry, gifts and other products and services, used by uBid now and in the future on uBid's own website in the United States for which uBid grants LibertyOne a license pursuant to this Agreement and the Updates therefor.

     1.6.  "Subsidiary" means, with respect to a party, an entity as to which
            ----------
that party owns and controls a majority of the capital stock (or, in the case of a noncorporate entity, equivalent interests) representing the right to vote for the election of directors or another managing authority, but such entity will be determined to be a Subsidiary only so long, as such ownership and control exist.

     1.7.  "Update" means any major fixes, enhancements or new versions of the
            ------
Subject Software.

--------------------------------------------------------------------------------
* * * * * Certain information herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
--------------------------------------------------------------------------------

1A.  NEGOTIATION OF JOINT VENTURE

1A.1 Within six (6) months of the Effective Date, the parties will consider restructuring the relationship between them to form a joint venture or amending this Agreement to include additional parties thereto.

2.   LICENSE GRANT

     2.1.  Limited License.  Subject to the terms and conditions of this
           ---------------
Agreement, uBid hereby grants and agrees to grant to LibertyOne a nontransferable, nonsublicensable (except as otherwise permitted herein) license to:

           (i) use the Subject Software solely on the Licensed Sites within the Licensed Territory solely in connection with offering online auctions and conducting an online auction business for selling goods and services to shipping and billing addresses located in the Licensed Territory;

           (ii) use the Subject Software solely to build and operate co-branded or private label online auction websites ("Co-Branded Sites") within the Licensed Territory solely in connection with offering online auctions and conducting an online auction business for selling goods and services to shipping and billing addresses located in the Licensed Territory;

           (iii) use the Subject Software solely to build and operate Co-Branded Sites within the Extended Territory solely in connection with offering online auctions and conducting, an online auction business for selling goods and services to shipping and billing addresses located in the Extended Territory; provided, however, LibertyOne has exercised its option under Section 2A and complied with the terms and conditions of Section 2A;

           (iv) use the Documentation provided with the Subject Software solely in support of LibertyOne's authorized use of the Subject Software; and

           (v) copy the Subject Software for archival or backup purposes only. All titles, trademarks, copyright and restricted rights notices will be reproduced in all such copies.

During the term of this Agreement, LibertyOne's rights will be exclusive (as against uBid and its Subsidiaries and any licensees or permitted users of uBid or its Subsidiaries) with respect to the Licensed Territory only. Any orders for goods received by uBid from shipping and billing addresses located in the Licensed Territory will be forwarded to LibertyOne as soon as is practicable. Nothing in this Agreement will prohibit uBid from licensing the Subject Software to other licensees throughout the rest of the world provided that those licensees will not be entitled to use the Subject Software in connection with offering online auctions or conducting an online auction business for selling goods and services to shipping and billing addresses located in the Licensed Territory. Notwithstanding anything to the contrary, LibertyOne may sublicense its rights under this Agreement solely to joint ventures throughout the Licensed Territory in which

--------------------------------------------------------------------------------
* * * * * Certain information herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
--------------------------------------------------------------------------------

the purposes of LibertyOne holds no less than fifty percent (50%) equity, but only for so long as LibertyOne retains no less than fifty percent (50%) equity in such joint venture. Except as permitted by this Section 2.1, LibertyOne will not sublicense the rights and licenses granted by this Agreement.

     2.2.  Modifications.  LibertyOne may modify the Subject Software solely for
           -------------
the purposes of:

           (i) developing a "look and feel" that is appropriate to the Licensed Territory; and

           (ii) developing additional functionality necessary to accomodate consumer to consumer online auctions and customer payment and billing mechanisms that are unique to the Licensed Territory.

     2.3.  Restrictions.  Except as expressly permitted by this Agreement,
           ------------
LibertyOne will not copy, modify or use the Subject Software (or the Documentation) or any portion thereof. LibertyOne may not relicense, rent, lease or otherwise transfer or disclose the Subject Software in whole or in part or use the Subject Software for third-party training, commercial time-sharing or service bureau use. LibertyOne shall not use the Subject Software in the design or development of any other software, whether or not such software is related to online auctions and whether or not such software is intended to be used by LibertyOne or any other individual or entity.

     2.4.  Ownership.  As between uBid and LibertyOne, uBid will retain all
           ---------
right, title and interest in and to the copyrights and other proprietary rights in the Subject Software and any modifications thereto or derivatives thereof, subject only to the limited license set forth herein. LibertyOne does not acquire any other rights, expressed or implied, in or to the Subject Software, any modifications thereto or derivatives thereof.

     2.5.  Verification.  At uBid's written request, not more frequently than
           ------------
annually, LibertyOne will verify in writing that the Subject Software is being used pursuant to the provisions of this Agreement. uBid may audit LibertyOne's use of the Subject Software once annually. Any such audit will be conducted during regular business hours at LibertyOne's facilities and will not unreasonably interfere with LibertyOne's business activities.

     2.6.  Exclusivity.  During the term of this Agreement, except as permitted
           -----------
under this agreement, LibertyOne and its Subsidiaries will not conduct any online auction business in the Licensed Territory, * * * * * except to the extent that LibertyOne or its Subsidiaries have entered into written agreements with uBid as a partner to develop such online sites and services. This Section
2.6 is not intended to restrict LibertyOne and its Subsidiaries from engaging in a business that provides as one of its features online auctions of goods, provided that online auctions provide less than twenty percent (20%) of the total gross revenues of that business. The parties acknowledge that LibertyOne has entered into a joint venture with * * * * *. Notwithstanding anything to the contrary in this Section 2.6, LibertyOne will have the right to promote the Licensed Sites on websites owned or operated by * * * * *; provided, however,

--------------------------------------------------------------------------------
* * * * * Certain information herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
--------------------------------------------------------------------------------

such promotion is in accordance with the terms and conditions of this Agreement, including but not limited to the terms and conditions of Section 5. uBid acknowledges that * * * * * is a portal which will provide e-commerce services, including online auction services, as part of its business activity, and that such business activity will not constitute a breach of this clause.

     2.7.  Right of First Refusal.  If uBid desires to grant a license to use
           ----------------------
the Subject Software in * * * * * to a third party, uBid will not grant such license unless and until uBid first offers to enter into such a license agreement with LibertyOne. LibertyOne will have seven (7) days to accept or reject the offer to enter into such a license agreement with uBid. uBid will not enter into such a license agreement with such third party unless and until LibertyOne rejects such license agreement, or the seven (7) day period expires, and uBid may only enter into such a third party agreement if the terms and conditions offered to such third party are the same as (or more favorable to uBid than) those offered to LibertyOne.

     2.8.  Assistance.  uBid will use commercially reasonable efforts to
           ----------
introduce LibertyOne to, and provide reasonable assistance for LibertyOne to obtain agreements with, merchandise vendors with whom uBid has existing relationships as of the Effective Date for the provision of products for sale on the sites to be established by LibertyOne under this Agreement.

     2.9 uBid will provide LibertyOne, at uBid's cost (except where specified) the following services:

           (a) Reasonable access to uBid management for the purposes of answering queries from LibertyOne management regarding the operation of and customization/localization of the Subject Software and the rollout of the uBid sites to be established by LibertyOne;

           (b) The services of * * * * * in LibertyOne's offices in Sydney for 4 weeks during the period of 15 July to 31 August 1999. LibertyOne will meet the reasonable costs of air travel, hotel and other reasonable expenses incurred for providing such services.

           (c) The services of a uBid systems engineer in LibertyOne's offices in Sydney for 2 weeks during the period 15 July to 31 August 1999. LibertyOne will meet the reasonable costs of air travel, hotel and other reasonable expenses incurred for providing such services.

2A.  OPTION

     2A.1 LibertyOne may, by notice in writing, delivered to uBid, no later than 12 months after the Effective Date, extend the Licensed Territory to include the Extended Territory. If LibertyOne exercises its rights in accordance with this Section 2A.1, references to "Licensed Territory" in this Agreement (with the exception of this Section 2A) will be deemed to include the Extended Territory.

--------------------------------------------------------------------------------
* * * * * Certain information herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
--------------------------------------------------------------------------------

     2A.2 If LibertyOne delivers a notice to uBid in accordance with Section 2A.1, it will pay uBid the sum of * * * * * United States dollars (US$* * * * *) as a one-time Professional Services fee.

     2A.3 LibertyOne will pay the fee due to uBid pursuant to Section 2A.2 within 30 days from the date of the notice referred to in Section 2A.1 either as (i) US$* * * * * cash or (ii) US$* * * * * worth of LibertyOne shares valued at the closing price on the date of the notice referred to in Section 2A.1, at LibertyOne's option. LibertyOne will act as sales agent for uBid to sell down the LibertyOne shares issued under this clause at a minimum of US$* * * *
           * per week. At the end of 40 days LibertyOne will top up with cash any shortfall between the funds received from the sale of the LibertyOne shares and * * * * * United States dollars (US$* * * * *).

3.   DELIVERABLES; DELIVERY SCHEDULE; LAUNCH

     3.1. uBid will deliver to LibertyOne as soon as possible after execution of this agreement media bearing the most current version of the Subject Software for installation. On or before one month before the target launch date for the Live Site, as set forth in Section 3.2, uBid will deliver to LibertyOne media bearing the then-current version of the Subject Software for installation.

     3.2. The target launch date for the Live Site is as follows: * * * * * from the Effective Date. This date will be verified or amended, as necessary, and a final schedule for the launch of the Live Site will be developed by the parties within * * * * * of the Effective Date.

4.   PROFESSIONAL SERVICES

     4.1. uBid will provide consulting and training services ("Professional Services") to assist in launching the LibertyOne online auction services on the Licensed Sites. Such Professional Services will be available from the Effective Date through * * * * *, at LibertyOne's option and expense, in accordance with the terms of Section 9.

5.   BRANDING

     5.1  Use of Trademarks and Certification Mark. The Licensed Sites and any
          ----------------------------------------
promotional or advertising materials related thereto will display the name and related trademarks, trade dress and logo (collectively, "Trademarks") of uBid. Further, at uBid's request, LibertyOne will include a mutually agreed upon certification mark on all Licensed Sites and Co-Branded Sites (the "Certification Mark"). Such Certification Mark will appear in a size and location on the Licensed Sites and Co-Branded Sites that is agreed upon in advance and in writing by uBid. The Certification Mark will be a hyperlink to the URL designated by uBid. LibertyOne will include appropriate trademark symbols ("TM" or "(R)") in connection with the use of the Trademarks and Certification Mark. LibertyOne's use of the Trademarks and Certification Mark will comply with any trademark guidelines provided by uBid from time to time.

--------------------------------------------------------------------------------
* * * * * Certain information herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
--------------------------------------------------------------------------------

     5.2  License to Use Trademarks and Certification Mark.  Subject to the
          ------------------------------------------------
terms and conditions of this Agreement, uBid hereby grants and agrees to grant to LibertyOne a nonexclusive, nontransferable, nonsublicensable license to use the Certification Mark and Trademarks solely as specified in Section 5.1 and solely for the purposes of exercising LibertyOne's rights under this Agreement. LibertyOne will not reproduce or use the Certification Mark or Trademarks in any manner whatsoever other than as expressly authorized by this Agreement. LibertyOne acknowledges that it has not acquired, and will not acquire, any right, title or interest in or to the Certification Mark or Trademarks, except the limited right to use the Certification Mark and Trademarks as expressly set forth in this Agreement. LibertyOne will not use any mark, word or design confusingly similar to the Certification Mark or any Trademark, either on the Licensed Sites or otherwise, and will not register or attempt to register any such mark, word or design without uBid's express prior written consent. LibertyOne will not use the Certification Mark or Trademarks in any manner that reduces the value or depreciates the goodwill of the Certification Mark or Trademarks and LibertyOne shall conduct its business in a manner that will reflect positively on the Certification Mark and Trademarks. LibertyOne will use the Certification Mark and Trademarks in a manner that does not derogate the value of the Certification Mark and Trademarks or uBid's rights with respect to the Certification Mark and Trademarks, and will take no action that would interfere with or diminish that value or those rights or that would otherwise cause injury to uBid's business. All activities of LibertyOne under or in connection with the Certification Mark and Trademarks will be conducted in accordance with all applicable laws, rules and regulations. LibertyOne agrees that all use of the Certification Mark and Trademarks, and all goodwill arising out of such use, will inure to the sole benefit or uBid. LibertyOne agrees not to register the Certification Mark or any Trademark without uBid's express prior written consent, and uBid will retain the exclusive right to apply for and obtain registrations for its Certification Mark and Trademarks throughout the world.

     5.3 uBid must use its best endeavors to procure the consent of the current owners of the domain name ubid.com.au to be removed from the register of domain names for Australia to enable uBid to register that domain name within 10 business days from the date of this Agreement; provided, however, that uBid will not be in breach of this Agreement if, despite its efforts, it is unable to obtain the rights to such domain name either because the current owners of the ubid.com.au domain name fail to provide such consent or because the price for obtaining such rights is in excess of fifty thousand United States dollars ($50,000). uBid will cooperate with LibertyOne in its efforts to register the domain names identified in Schedule 1.

6.   WARRANTIES AND REMEDIES

     6.1. uBid's Representations and Warranties.  uBid represents and warrants
          -------------------------------------
solely for the benefit of LibertyOne as of the Effective Date that uBid has the right, power and authority to enter into this Agreement and to perform its obligations hereunder. uBid also warrants that the Subject Software comprises and will comprise that portion of the proprietary software used by uBid on its online auction site in the United States (other than the transaction/settlement interface) that is necessary for LibertyOne to carry on online auction businesses in the Licensed Territory; that, to uBid's knowledge as of the Effective Date, the Subject Software and the use by LibertyOne of that software does not infringe the intellectual property rights or contractual rights of any third parties; that the Subject Software is capable of processing both business to consumer

--------------------------------------------------------------------------------
* * * * * Certain information herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
--------------------------------------------------------------------------------

and consumer to consumer online auction transactions. UBID'S WARRANTY IN SECTION
6.1 IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES. THE SUBJECT SOFTWARE IS BEING PROVIDED "AS IS," WITHOUT ANY WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITATION, UBID MAKES NO WARRANTY REGARDING THE PROFESSIONAL SERVICES AND NO WARRANTY THAT ANY ERRORS, FAILURES OR DEFECTS IN THE SUBJECT SOFTWARE WILL BE CORRECTED, THAT THE SUBJECT SOFTWARE WILL BE ERROR-FREE, OR THAT THE SUBJECT SOFTWARE WILL RUN WITHOUT INTERRUPTION. THE SUBJECT SOFTWARE WILL REQUIRE SUBSTANTIAL MODIFICATIONS IN ORDER TO WORK IN THE LICENSED TERRITORY. NO TRANSACTION/SETTLEMENT INTERFACE EXISTS FOR THE LICENSED TERRITORY AND SUCH INTERFACE WILL THEREFORE NEED TO BE WRITTEN.

     6.2.  LibertyOne's Representations and Warranties.  LibertyOne represents
           -------------------------------------------
and warrants solely for the benefit of uBid as of the Effective Date that LibertyOne has the right, power and authority to enter into this Agreement and to perform its obligations hereunder.

7.   INDEMNIFICATION

     7.1. LibertyOne will defend, indemnify and hold harmless uBid from and against any and all third party claims, suits, actions or proceedings or threat thereof, and shall pay all related damages, costs, expenses, judgments, awards, settlements and other liabilities (including reasonable attorneys' fees and costs) arising from or relating to a third-party claim (i) that any modification or addition to the Subject Software made by or for LibertyOne (other than by uBid), or that the Subject Software used in combination with a product used on the Licensed Sites, infringes a copyright, mask work right, trade secret, trademark right or patent of the third party; or (ii) with respect to the development, manufacture, marketing, sales, distribution or use of any of the products or services sold by or through LibertyOne on the Licensed Sites, including, without limitation, a product liability claim or a claim for breach of any warranty.

     7.2 uBid will defend, indemnify and hold harmless LibertyOne from and against any and all third party claims, suits, actions or proceedings or threat thereof, and shall pay all related damages, costs, expenses, judgments, awards, settlements and other liabilities (including reasonable attorneys' fees and costs) arising from or relating to a breach by uBid of warranty or covenant under this Agreement.

8.   LIMITATION OF LIABILITY

     8.1. IN NO EVENT WILL UBID BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOSS OF PROFITS, REVENUE, DATA OR USE, INCURRED BY LIBERTYONE OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT, TORT OR ANY OTHER LEGAL THEORY, EVEN IF UBID HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. UBID'S LIABILITY FOR DAMAGES FOR AN ACTION IN CONTRACT,

--------------------------------------------------------------------------------
* * * * * Certain information herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
--------------------------------------------------------------------------------

TORT OR ANY OTHER LEGAL THEORY WILL IN NO EVENT EXCEED THE AMOUNT OF FEES PAID BY LIBERTYONE UNDER SECTION 9.2 OF THIS AGREEMENT. The provisions of this Agreement allocate the risks between uBid and LibertyOne. uBid's pricing reflects this allocation of risk and the limitation of liability specified herein.

9.   PAYMENT PROVISIONS

     9.1.  License Fee.  On the Effective Date, LibertyOne will pay to uBid the
           -----------
sum of * * * * * United States dollars (US$* * * * *) as a non-refundable, non-recoupable license fee.

     9.2.  Professional Services Fees.  LibertyOne will pay a one-time
           --------------------------
Professional Services fee of * * * * * dollars (US$* * * * *). Any on-site Professional Services performed by uBid pursuant to Section 4 and in addition to the services provided under Section 2.9 will be billed to LibertyOne on a time-and-materials basis at uBid's standard hourly rates (approximately US$* * * * * per hour) in effect on the date such Professional Services are ordered, unless the parties expressly agree otherwise in writing. For any on-site services performed by uBid, LibertyOne will reimburse uBid's actual expenses for any materials, reasonable travel, food, lodging, and out-of-pocket expenses incurred.

     9.3.  Royalties.  In addition to the fees set forth in Sections 9.1 and
           ---------
9.2, LibertyOne will pay royalties to uBid in the amount of * * * * * percent (*
* * * *%) of Net Revenue. "Net Revenue" means all revenues recognized by LibertyOne in connection with its operation of an online auction business in the Licensed Territory, regardless of the time of collection by LibertyOne, including but not limited to set-up fees, commissions, success fees and advertising revenues, less credit card processing fees, delivery costs, agency advertising commissions, and cost of goods sold (for goods and services purchased by LibertyOne).

     9.4.  Payment Terms.
           -------------

           (i)   Fees.  LibertyOne will pay the $* * * * * one-time Professional
                 ----
     Services fee due to uBid pursuant to Section 9.2 as follows: On the Effective Date, * * * * * United States dollars (US$* * * * *) cash and * *
     * * * United States dollars (US$* * * * *) worth of LibertyOne shares valued at the closing price on the Effective Date. LibertyOne will act as sales agent for uBid to sell down the LibertyOne shares issued under this clause at a minimum of US$* * * * * per week (except for the last installment). At the end of 40 days LibertyOne will top up with cash any shortfall between the funds received from the sale of the LibertyOne shares and * * * * * United States dollars (US$* * * * *).

           (ii)  Royalties.  Royalties will be due on a monthly basis, with the
                 ---------
     royalties payment due for each calendar month thirty (30) calendar days following the completion of such month.

           (iii) Late Fees.  Any amounts payable by LibertyOne hereunder which
                 ---------
     remain unpaid after the due date will be subject to a late charge equal to one and one-half percent (1.5%) per month from the due date until such amount is paid.

--------------------------------------------------------------------------------
* * * * * Certain information herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
--------------------------------------------------------------------------------

     9.5.  Royalty Reports.  Within thirty (30) days after the end of each
           ---------------
calendar quarter, LibertyOne will provide uBid with a written royalty report, certified to be accurate by an officer of LibertyOne, specifying: (i) the Net Revenue accrued by LibertyOne during such calendar quarter; (ii) a description of the basis for determination of Net Revenue; and (iii) the total royalties determined to be due to uBid with respect to such calendar quarter. With respect to Net Revenue generated in non-United States currency, the exchange rate used to determine royalties will be the average exchange rate for the month period for which royalties are due, as calculated using the daily closing exchange rate set forth in the final edition of The Wall Street Journal.

     9.6.  Audit Rights.  LibertyOne will retain at its principal place of
           ------------
business, for a period of three (3) years after making any royalty report, all of the files, records and books of accounts prepared in the normal course of business which contain data reasonably required for the computation and verification of the information to be provided to uBid and of the amounts to be paid by LibertyOne with respect to any royalty report required hereunder. LibertyOne will permit a certified public accounting firm retained by uBid ("CPA"), on reasonable notice, to inspect and/or audit at any reasonable times (but not more often than once per year) all such files, records and books of accounts and to take extracts therefrom and make copies thereof for the purpose of verifying the correctness of the royalty reports and payments provided by LibertyOne hereunder. The CPA will agree in writing (i) not to disclose information obtained in connection with the inspection or audit to third parties, and (ii) not to disclose customer identities or prices paid by such customers on a customer-by-customer basis, provided that nothing will prevent the CPA or uBid from using any such information in connection with any legal claim by uBid arising under or related to this Agreement. If any such inspection or audit reveals that LibertyOne has underpaid uBid, LibertyOne will promptly pay uBid the underpaid amount (together with interest from the date such amount would have been due, as required by Section 9.4(iii)). In addition, in the event of an underpayment by LibertyOne of five percent (5%) or more with respect to the period which is the subject of such inspection or audit, LibertyOne will promptly reimburse uBid for the reasonable fees charged to uBid by the CPA with respect to such inspection or audit.

     9.7.  Taxes.  The fees listed in this Agreement do not include taxes; if
           -----
uBid is required to pay sales, use, property, value-added or other taxes based on the licenses or services granted in this Agreement or on LibertyOne's use of Subject Software or Professional Services, then such taxes will be billed to and paid by LibertyOne. This Section will not apply to taxes based on uBid's income.

10.  CONFIDENTIALITY

     10.1. By virtue of this Agreement, the parties may have access to information that is confidential to one another ("Confidential Information"). For purposes of this Agreement, "Confidential Information" of a party means information, ideas, materials or other subject matter of such party, whether disclosed orally, in writing or otherwise, that is provided under circumstances reasonably indicating that it is confidential or proprietary. Confidential Information includes, without limitation, the terms and conditions of this Agreement; and all business plans, technical information or data, product ideas, methodologies, calculation

--------------------------------------------------------------------------------
* * * * * Certain information herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
--------------------------------------------------------------------------------

algorithms, analytical routines, personnel, customer, contracts and financial information or materials disclosed or otherwise provided by such party ("Disclosing Party") to the other party ("Receiving Party"). Confidential Information does not include that which (i) is already in the Receiving Party's possession at the time of disclosure to the Receiving Party, (ii) is or becomes part of public knowledge other than as a result of any action or inaction of the Receiving Party, (iii) is obtained by the Receiving Party from an unrelated third party without a duty of confidentiality, or (iv) is independently developed by the Receiving Party. Without limiting the generality of, and notwithstanding the exclusions described in, the foregoing, (a) Confidential Information of uBid includes the Subject Software, including any portion thereof (in both object code and source code form), modifications and derivatives thereof, and information or materials derived therefrom, whether or not marked as such, and (b) Confidential Information of both parties includes the terms and pricing under this Agreement.

     10.2. The Receiving Party will not use Confidential Information of the Disclosing Party for any purpose other than in furtherance of this Agreement and the activities described herein. The Receiving Party will not disclose Confidential Information of the Disclosing Party to any third parties except as otherwise permitted hereunder. The Receiving Party may disclose Confidential Information of the Disclosing Party only to those employees or consultants who have a need to know such Confidential Information and who are bound to retain the confidentiality thereof under provisions (including, without limitation, provisions relating to nonuse and nondisclosure) no less strict than those required by the Receiving Party for its own comparable Confidential Information. The Receiving Party will maintain Confidential Information of the Disclosing Party with at least the same degree of care it uses to protect its own proprietary information of a similar nature or sensitivity, but no less than reasonable care under the circumstances.

     10.3. This Agreement will not prevent the Receiving Party from disclosing Confidential Information of the Disclosing Party to the extent required by a judicial order or other legal obligation, provided that, in such event, the Receiving Party will promptly notify the Disclosing Party to allow intervention (and will cooperate with the Disclosing Party) to contest or minimize the scope of the disclosure (including application for a protective order). Each party will advise the other party in writing of any misappropriation or misuse of Confidential Information of the other party of which the notifying party becomes aware.

     10.4. With respect to any source code provided by uBid to LibertyOne hereunder, such source code will be subject to all of the obligations of this
Section 10 and the following additional requirements:

            (i) LibertyOne will allow use of or access to the source code only by employees and contractors of LibertyOne who have a need to use the source code for exercise of LibertyOne's rights with respect to the source code set forth in this Section 10 and who have signed non-disclosure agreements containing terms at least as restrictive as this Agreement. LibertyOne will not allow use of or access to the source code by any other persons, and will maintain and use the source code only in secure locked facilities to which access is limited to such employees and contractors. For source code that is useable or stored on any computer equipment (whether a multi-user system, network,

--------------------------------------------------------------------------------
* * * * * Certain information herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
--------------------------------------------------------------------------------

     stand-alone computer or otherwise), the equipment must have password-based access control, with each user having a unique user identification and associated password. LibertyOne will use, and will allow use of and access to, the source code only at its facilities located in the Licensed Territory.

            (ii) LibertyOne will not make any copies of the source code except as necessary for exercise by LibertyOne of the rights set forth in this Agreement. All copies will be marked with a restrictive legend identifying the source code as confidential and proprietary to uBid and prohibiting any unauthorized use or reproduction.

            (iii) LibertyOne will maintain a record of (a) all personnel who use or have access to the source code, (b) the number of copies made, if any, of the source code, and (c) the computer equipment and storage media on which the source code is used or stored.

     10.5. Each party (as Receiving Party) acknowledges that the Disclosing Party considers its Confidential Information to contain trade secrets of the Disclosing Party and that any unauthorized use or disclosure of such information would cause the Disclosing Party irreparable harm for which its remedies at law would be inadequate. Accordingly, each party (as Receiving Party) acknowledges and agrees that the Disclosing Party will be entitled, in addition to any other remedies available to it at law or in equity, to the issuance of injunctive relief, without bond, enjoining any breach or threatened breach of the Receiving Party's obligations hereunder with respect to the Confidential Information of the Disclosing Party, and such further relief as any court of competent jurisdiction may deem just and proper.

     10.6. Upon termination of this Agreement, each party (as Receiving Party) will immediately return to the Disclosing Party all Confidential Information of the Disclosing Party embodied in tangible (including electronic) form, or certify in writing to the Disclosing Party that all such Confidential Information has been destroyed.

     10.7. Each party agrees that the terms and conditions of this Agreement will be treated as Confidential Information of the other party; provided that each party may disclose the terms and conditions of this Agreement: (i) as required by judicial order or other legal obligation, provided that, in such event, the party subject to such obligation will promptly notify the other party to allow intervention (and will cooperate with the other party) to contest or minimize the scope of the disclosure (including application for a protective order); (ii) as required by the applicable securities laws, including, without limitation, requirements to file a copy of this Agreement (redacted to the extent reasonably permitted by applicable law) or to disclose information regarding the provisions hereof or performance hereunder; (iii) in confidence, to legal counsel; (iv) in confidence, to accountants, banks, and financing sources and their advisors; and (v) in connection with the enforcement of this Agreement or any rights hereunder.

11.  TERM AND TERMINATION

     11.1.  Term.  Unless otherwise agreed to in writing by the parties, this
            ----
Agreement will continue perpetually until terminated pursuant to this Section
11.

--------------------------------------------------------------------------------
* * * * * Certain information herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
--------------------------------------------------------------------------------

     11.2.  Termination By the Parties.
            --------------------------

     Unless otherwise agreed to in writing by the parties, this Agreement may be terminated only as follows:

            (i) Either party may terminate this Agreement in the event the other party fails to perform its obligations as set forth in this Agreement, and such failure has not been corrected to the reasonable satisfaction of the other party within thirty (30) days after written notice of such breach.

            (ii) Notwithstanding the generality of Section 11.2(i), uBid may terminate this Agreement in the event that LibertyOne fails to comply with any portion of Section 5.

            (iii) uBid may terminate this Agreement in the event (a) of a significant change of control of LibertyOne; (b) of any transfer of more than a block of forty percent (40%) of LibertyOne's voting shares; (c) a third party purchases or merges with LibertyOne; or (d) LibertyOne comes under the common control of a third party. "Control" for the purposes of this clause means the ability to control not less than 40% of the voting rights attached to all issued shares.

            (iv) uBid may terminate this Agreement during the twenty-five (25) days after the Effective Date in the event (a) of a change of control of more than twenty percent (20%) of uBid; (b) of any transfer of more than a block of twenty percent (20%) of uBid's voting control; (c) a third party purchases or merges with uBid; or (d) uBid comes under the control of a third party.

            If uBid terminates this Agreement pursuant to this Section 11.2(iv) during the first twenty-five (25) days after the Effective Date, uBid will return to LibertyOne all monies paid by LibertyOne to uBid at the date of termination.

            (v) uBid may terminate this Agreement in the event that LibertyOne fails to pay to uBid a minimum royalty of * * * * * United States dollars (US$* * * * *) per year for any of the first two years after the launch date of the Live Site and * * * * * United States dollars (US$* * * * *) per year in any given year thereafter. If actual royalties are less than the minimums set forth in this Section 11.2(v), LibertyOne may, at its option, pay the difference in royalty to avoid triggering uBid's termination right under this Section 11.2(v).

            (vi) uBid may terminate this Agreement in the event that LibertyOne ceases to use the Subject Software or ceases operation of the Licensed Sites for a period of sixty (60) days.

            (vii) uBid may terminate this Agreement upon: (i) the institution by or against LibertyOne of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of LibertyOne's debts, provided that termination will not

--------------------------------------------------------------------------------
* * * * * Certain information herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
--------------------------------------------------------------------------------

     be effective in the event of an involuntary proceeding against LibertyOne if such proceeding is dismissed within sixty (60) days after the filing thereof, (ii) LibertyOne's making a general assignment for the benefit of its creditors, (iii) LibertyOne's dissolution, or (iv) LibertyOne's cessation of business for a period of thirty (30) days or more.

            (viii) uBid may terminate this Agreement if it determines, in its sole judgment acting reasonably that the Subject Software has become or is likely to become subject to a third-party claim that the unmodified Subject Software, as provided by uBid to LibertyOne with modifications made thereto at LibertyOne's request, if any, infringes the intellectual property rights of a third party; provided, however, uBid refunds to LibertyOne the $* * *
     * * one-time Professional Services fee paid pursuant to Section 9.2 less an amount equal to the depreciated portion of such fee calculated on a two (2) year straight-line basis.

     In the event of termination pursuant to this Section 11 by uBid (other than Section 11.2(viii)), LibertyOne will not operate a competing online auction web site or offer competing online auction services except as is permitted under
Section 2.6 for a period of six (6) months following the date of termination.

     11.3.  Effect of Termination.  Termination of this Agreement will not limit
            ---------------------
either party from pursuing other remedies available to it, including injunctive relief, nor will such termination relieve LibertyOne's obligation to pay all fees that have accrued or are otherwise owed by LibertyOne. Upon termination of this Agreement, all rights and licenses granted to LibertyOne hereunder will terminate, and each party will be released from all obligations and liabilities to the other occurring or arising after the date of such termination, except that Sections 2.3, 2.4, 6, 7, 8, 9.4 (with respect to royalties or fees that have accrued prior to termination), 9.5 (with respect to royalties or fees that have accrued prior to termination), 9.6 (in accordance with its terms), 10, 11 and 12 will survive. Upon termination, LibertyOne will cease using, and will return or destroy, all copies of the Subject Software licensed hereunder and will assign to uBid all of its right, tide and interest in and to the Licensed Sites, their respective domain names and the trademarks and goodwill associated therewith. Notwithstanding the foregoing, in the event of termination pursuant to Section 11.2(iii), LibertyOne will have the continued right for a transition period of six (6) months following the date of termination to exercise its rights under this Agreement, provided that LiberyOne acts in accordance with all other obligations of this Agreement, including but not limited to its payment obligations.

12.  GENERAL TERMS

     12.1.  Governing Law.  This Agreement is to be construed in accordance with
            -------------
and governed by the internal laws of the State of Illinois without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Illinois to the rights and duties of the parties.

     12.2.  Jurisdiction.  In the event of any controversy, claim or dispute
            ------------
between the parties arising out of or relating to this Agreement, such controversy, claim or dispute may be tried

--------------------------------------------------------------------------------
* * * * * Certain information herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
--------------------------------------------------------------------------------

solely in a state or federal court in Cook County, Illinois, and LibertyOne hereby irrevocably consents to the jurisdiction and venue of such courts. LibertyOne waives any objection to such jurisdiction and irrevocably waives the right to seek dismissal or transfer on the ground of lack of in personam jurisdiction, improper venue, forum non conveniens or similar grounds. LibertyOne agrees that, in addition to any other manner permitted by law, service of process of any such court may be made upon LibertyOne by personal delivery, or by mailing certified or registered mail to LibertyOne at the address provided for in Section 12.3, below. LibertyOne hereby irrevocably waives any objection to such service of process and irrevocably waives the right to seek dismissal on the grounds of improper service or lack of service or similar grounds.

     12.3.  Notice.  All notices required hereunder will be in writing and will
            ------
be sent by U.S. mail (first class), security post mail or nationally-recognized courier service (e.g., DHL, Federal Express), with all postage or delivery charges prepaid, or may be sent via facsimile, subject to confirmation via U.S. mail, security post mail or nationally-recognized courier service, and will be addressed to the parties at their addresses set forth below or to such other address(es) as may be furnished by written notice in the manner set forth herein. Notices will be deemed to have been served when delivered or, if delivery is not performed as a result of the addressee's fault, when tendered.

Notices to uBid:                   Notices to LibertyOne:

uBid, Inc.                         LibertyOne Limited
2525 Busse Road                    Level 2, 80 McLachlan Ave
Elk Grove Village, IL 60007        Rushcutters Bay, NSW, 2011
Attn: Greg Jones                   Attn: Chief Executive Officer/General Counsel


     12.4.  Severability.  In the event that any provision of this Agreement (or
            ------------
any portion hereof) is determined by a court of competent jurisdiction to be illegal, invalid or otherwise unenforceable, such provision (or part thereof) will be enforced to the extent possible consistent with the stated intention of the parties, or, if incapable of such enforcement, will be deemed to be severed and deleted from this Agreement, while the remainder of this Agreement will continue in full force and remain in effect according to its stated terms and conditions.

     12.5.  No Assignment.  LibertyOne will not assign, sell, transfer, delegate
            -------------
or otherwise dispose of, whether voluntarily or involuntarily, by operation of law or otherwise, this Agreement or any rights or obligations under this Agreement. Any purported assignment, transfer, or delegation by LibertyOne will be null and void. Subject to the foregoing, this Agreement will be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

     12.6.  Waiver.  No failure or delay by either party in exercising any
            ------
right, power, or remedy under this Agreement will operate as a waiver of any such right, power, or remedy. No waiver of any provision of this Agreement will be effective unless in writing and signed by the party against whom such waiver is sought to be enforced.

--------------------------------------------------------------------------------
* * * * * Certain information herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
--------------------------------------------------------------------------------

     12.7.  No Agency.  This Agreement will not be construed as creating an
            ---------
agency, partnership, joint venture or any other form of association, for tax purposes or otherwise, between the parties; and the parties will at all times be and remain independent contractors. Except as expressly agreed by the parties in writing, neither party will have any right or authority, express or implied, to assume or create any obligation of any kind, or to make any representation or warranty, on behalf of the other party or to bind the other party in any respect whatsoever.

     12.8.  Enforcement of Agreement.  If either party commences any action or
            ------------------------
proceeding against the other party to enforce this Agreement or any of its rights hereunder, the prevailing party in such action or proceeding will be entitled to recover from the other party the reasonable attorneys' fees and all related costs and expenses incurred by such prevailing party in connection with such action or proceeding and in connection with enforcing any judgment or order thereby obtained.

     12.9.  Export Administration.  LibertyOne agrees to comply fully with all
            ---------------------
relevant export laws and regulations, including but not limited to the laws and regulations of the United States, Australia, New Zealand, Indonesia, Malaysia, Singapore, Myanmar, Brunei, Vietnam, Cambodia, Thailand and the Philippines ("Export Laws"), to assure that neither the Subject Software nor any direct product thereof are (1) exported, directly or indirectly, in violation of Export Laws; or (2) are intended to be used for any purposes prohibited by the Export Laws, including, without limitation, nuclear, chemical, or biological weapons proliferation.

     12.10. Entire Agreement.  This Agreement constitutes the complete
            ----------------
agreement between the parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party; no other act, document, usage or custom will be deemed to amend or modify this Agreement.

    The Effective Date of this Agreement will be 6/14/99.

UBID, INC.                             LibertyOne Limited


     /s/ Gregory K. Jones                       /s/ G. S. Bristow
-------------------------------        -----------------------------------------
Authorized Signature                         Authorized Signature

Name: Gregory K. Jones                 Name:  G. S. Bristow
     --------------------------             ------------------------------------

Title:  CEO                            Title:  Managing Director
      ----------------------------           -----------------------------------

Address:__________________________     Address:  2/80 McLachlan Ave.
                                               ---------------------------------

__________________________________     Rushcutters Bay, NSW 2011, Australia
                                       -----------------------------------------